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                                                                       EXHIBIT 5


                             KATTEN MUCHIN & ZAVIS
                             525 West Monroe Street
                                   Suite 1600
                         Chicago, Illinois  60661-3693
                                 (312) 902-5200


                                 July 29, 1996

Fruit of the Loom, Inc.
5000 Sears Tower
233 South Wacker Drive
Chicago, Illinois 60606

Ladies and Gentlemen:

        We have acted as counsel for Fruit of the Loom, Inc., a Delaware
corporation     (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") for the registration for sale under the Securities Act of 1933, as amended, of 1,000,000 shares of the Company's Class A Common Stock, $.01 par value (the "Class A Common Stock"), which may be issued pursuant to the Fruit of the Loom, Inc. 1996 Incentive Compensation Plan (the "Plan").

        In connection with this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, the following:

1.      The Registration Statement;

2.       The Restated Certificate of Incorporation, as amended, of the Company;

3.       The By-Laws of the Company;

4. Resolutions duly adopted by the Board of Directors of the Company relating to the adoption of the Plan;

5.       The Plan;

6. Certificates of public officials, certificates of officers, representatives and agents of the Company, and we have assumed that all of the representations contained therein are accurate and complete; and
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7.       Such other instruments, documents, statements and records of the
         Company and others as we have deemed relevant and necessary to examine and rely upon for the purpose of this opinion.

        In connection with this opinion, we have assumed the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. We have further assumed that all natural persons involved in the transactions contemplated by the Registration Statement (the "Offering") have sufficient legal capacity to enter into and perform their respective obligations and to carry out their roles in the Offering.

        Based upon the foregoing, we are of the opinion that the 1,000,000 shares of Class A Common Stock issuable under the Plan, when issued and delivered by the Company in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable securities of the Company.

        Our opinion expressed above is limited to the laws of the United States of America and the General Corporation Law of the State of Delaware, and we do not express any opinion herein concerning any other law. In addition, we express no opinion herein concerning any statutes, ordinances, administrative decisions, rules or regulations of any county, town, municipality or special political subdivision, (whether created or enabled through legislative action at the federal, state or regional level). This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention. This opinion is solely for the information of the addressee hereof and is not to be quoted in whole or in part or otherwise referred to, nor is it to be filed with any governmental agency or any other person without our prior written consent. In connection therewith, we hereby consent to the use of this opinion for filing as Exhibit 5 to the Registration Statement. This opinion is rendered solely for the purposes of the Offering and should not be relied upon for any other purpose.


                                       Very truly yours,

                                       /s/ KATTEN MUCHIN & ZAVIS

                                       KATTEN MUCHIN & ZAVIS